Exhibit 99.1

Synacor Acquires NimbleTV Video Talent and Live Linear TV Technology

NimbleTV patents will bolster Synacor Cloud ID offering

BUFFALO and NEW YORK, NY -- (January 14, 2015) -- Synacor Inc. (NASDAQ: SYNC), the trusted technology, services and revenue partner for video, Internet and communications providers, and device manufacturers, today announced it has acquired NimbleTV, the New York City-based provider of multiscreen, live linear television programming for pay-TV subscribers. The combination of NimbleTV’s assets and talent is part of Synacor’s broader strategy for delivering end-to-end, advanced video solutions.

“As part of the Synacor growth strategy, we are committed to both bolstering our offerings and expanding our team around video. The NimbleTV transaction is part acqui-hire, where we are adding to Synacor a team steeped in video expertise, as well as an acquisition of technology that will enable us to deploy an authenticated, linear TV service on behalf of our clients,” said Synacor CEO Himesh Bhise. “Synacor has an important role to play as streaming video consumers—OTT and TV Everywhere—proliferate. We see a fragmented landscape of vendors and believe our customers are looking to Synacor as a one-stop, trusted partner. NimbleTV is another step toward expanding our team and platform to deliver end-to-end, advanced video solutions. And we will continue to work with partners in the video ecosystem to assemble best-in-class technologies to deliver video solutions for our clients.”

NimbleTV will allow Synacor to accelerate video product development and client commitments, as well as better leverage client TV rights. Synacor also gains patents that will further strengthen Synacor’s award-winning Cloud ID offering.

“For NimbleTV, becoming part of Synacor’s unique business model and layering into Synacor’s video product roadmap is a logical and exciting next step,” said NimbleTV CEO Anand Subramanian. “We bring consumer-tested video technology and patents to the table at a time when Synacor customers are looking to leverage new advancements with OTT and TVE video, especially live linear. All of us on the NimbleTV team are truly excited about becoming part of Synacor.”

NimbleTV recently discontinued its direct-to-consumer service, and as part of Synacor’s acquisition of assets, NimbleTV’s technology will be integrated into Synacor’s overall video platform. Financial details about the acquisition were not disclosed. For more information on Synacor and its end-to-end, advanced video solutions, please visit synacor.com or email tellmemore@synacor.com.

About Synacor

Synacor (NASDAQ: SYNC) is the trusted technology, services and revenue partner for video, Internet and communications providers, and device manufacturers. We deliver modern, multiscreen experiences and advertising to their consumers that require scale, actionable data and sophisticated implementation. www.synacor.com

Forward-Looking Statements

This release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of management of Synacor, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of the respective businesses of Synacor. More detailed information about these factors may be found under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Synacor’s annual report on Form 10-K for the year ended December 31, 2013, which is available on the company’s website at investor.synacor.com and on the SEC’s website at www.sec.gov. Synacor is under no obligation to, and expressly disclaims any such obligation to, update or alter their respective forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contacts

Investor Contact:

Denise Garcia, MD

ICR

ir@synacor.com

716-362-3309

Press Contact:

Meredith Roth, VP, Corporate Communications

Synacor

mroth@synacor.com

716-362-3880

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